UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2007
Harris Interactive Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Corporate Woods, Rochester , New York		14623

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 585-272-8400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Effective on April 1, 2007, pursuant to a Share Sale and Purchase Agreement dated March 30, 2007 (the “Purchase Agreement”) by and among Harris Interactive Inc. (the “Company”), its wholly-owned subsidiary, Harris Interactive International Inc. (“HII”), and the stockholders of MediaTransfer AG Netresearch & Consulting, a German stock corporation (“MT”) (such stockholders, collectively, the “Sellers”), HII purchased 100% of the outstanding shares (the “Shares”) of MT.
The aggregate purchase price for the Shares was €9,000,000, net of any VAT (approximately $12,000,000, based on the March 30, 2007 Euro to U.S. Dollar conversion rate), of which €8,100,000 was paid to the Sellers in cash at closing, and the remaining €900,000 was placed in escrow. The purchase price is subject to adjustment in accordance with a formula set forth in the Purchase Agreement if the adjusted net working capital of MT at closing, as finally determined post-closing, exceeds or falls below certain specified amounts as of the closing date. The escrowed amount secures representations and covenants of the Sellers contained in the Purchase Agreement and, absent claims by HII, will be released to the Sellers in stages through August 31, 2008. The terms of the escrow are set out in an Escrow Agreement attached as Appendix 2.3 to the Purchase Agreement.
Under the terms of the Purchase Agreement each of the individual Sellers agreed to keep confidential certain information concerning MT, and, for a period of two years after the closing, not to compete with HII or solicit any of its employees, customers suppliers or certain other parties to terminate their relationships with HII.
There is no material relationship between the Company or its affiliates and any of the parties to the Purchase Agreement, other than in respect of the Purchase Agreement and agreements made in connection therewith. The foregoing description of the Purchase Agreement (including the description of the consideration paid in connection with the purchase) is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 2.1	Share Sale and Purchase Agreement, dated March 30, 2007, among the Company, HII, and the stockholders of MediaTransfer AG Netresearch & Consulting

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on April 2, 2007 announcing acquisition of MediaTransfer AG Netresearch & Consulting
Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and is not incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K is material non-public information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.

April 2, 2007	By:	/s/ Ronald E. Salluzzo
Name: Ronald E. Salluzzo
Title: Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION

Exhibit 2.1	Share Sale and Purchase Agreement, dated March 30, 2007, among the Company, HII, and the stockholders of MediaTransfer AG Netresearch & Consulting

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on April 2, 2007 announcing acquisition of MediaTransfer AG Netresearch & Consulting